                               CUSTODIAN AGREEMENT


     AGREEMENT made as of this ____ day of ___________ 19____ between  [     ]
(the "Fund") [on behalf of each of the portfolios listed on Appendix C hereto as the same may be amended from time to time (each a "Fund" and collectively
the "Funds"),] and [       ] (the "Custodian").

                                   WITNESSETH

     WHEREAS the Fund is organized as a [                        ] with one or
more series of shares, and is an open-end management investment company registered with the Securities and Exchange Commission.

     [WHEREAS each Fund represents an interest in a separate portfolio of cash, securities and other assets (all references to a "Fund" or the "Funds" shall be deemed to include each portfolio within the Fund as the context may make appropriate).]

     WHEREAS the Fund wishes to employ the Custodian and the Custodian has agreed to provide custodial, banking and related services to the Fund in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and the Custodian agree as follows:

1. APPOINTMENT OF CUSTODIAN. Upon the terms and conditions set forth in this Agreement, the Fund hereby appoints the Custodian as a custodian, and the Custodian


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

hereby accepts such appointment. The Fund shall deliver or shall cause to be delivered to the Custodian cash, securities and other property ("Property") owned by the Fund from time to time during the term of this Agreement. The Custodian shall be under no obligation to request or to require that any or all Property of the Fund be delivered to it, and the Custodian shall have no responsibility with respect to any Property not delivered to it.
     [The Fund may in the future authorize the establishment of separate accounts which hold Property of the Fund and with respect to which a certain investment adviser or manager will be authorized to act and give instructions to the Custodian (an "Investment Adviser"). The Fund shall notify the Custodian in writing by a Proper Instruction of such authorization, whereupon the Custodian may accept and act on Proper Instructions it reasonably believes to be sent by such Investment Adviser.]

2.   DEFINITIONS.

     In this Agreement, the following words shall, unless the context otherwise requires, have the following meanings:


(i) "1940 Act" - the Investment Company Act of 1940 and the rules and regulations thereunder.

(ii) "Advances" - shall have the meaning ascribed to it in Section 11 hereof.

(iii) "Agency Accounts" - shall have the meaning ascribed to it in Section 5 hereof.

(iv)      "Agent" - shall have the meaning ascribed to it in Section 7 hereof.

(v)       "[       ] Accounts" - shall have the meaning ascribed to it in
          Section 5 hereof.

(vi)      "Book-Entry Agent" - shall have the meaning ascribed to it in
          Section 4.1(b) hereof.


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

(vii) "Derivative Instruments and Commodities" - any form of risk transfer contract in which a gain or loss is recognized from fluctuations in market price levels or rates, indexes or benchmarks, and which includes without limitation futures, forwards, options, swaps, forward rate and forward exchange contracts, leverage- or commodity-related similar contracts and any other risk transfer contract whether traded on or off an exchange.

(viii)    "Electronic Instructions" - shall have the meaning ascribed to it in
          Section 8.3 hereof.

(ix)      "Electronic Reports" - shall have the meaning ascribed to it in
          Section 8.3 hereof.

(x)       "Force Majeure" - shall have the meaning ascribed to it in Section
          10.4 hereof.

(xi) "Investments" - assets of the Fund, other than Property held by the Custodian, a Subcustodian or a Securities Depository, but which the Custodian may note on its records as being assets of the Fund including without limitation Derivative Instruments and Commodities.

(xii)     "Investment Adviser" - shall have the meaning ascribed to it in
          Section 1 hereof.

(xiii) "Liability" - shall have the meaning ascribed to it in Section 11 hereof.

(xiv)     "Margin Account" - shall have the meaning ascribed to it in
          Section 4.2(d) hereof.

(xv)      "Margin Agreement" - shall have the meaning ascribed to it in
          Section 4.2(d) hereof.

(xvi) "Omnibus Accounts" - accounts established in the name of the Custodian on behalf of its customers in which assets on deposit with the Custodian by one or several customers may be deposited. Omnibus Accounts may be established for the purpose of holding cash or securities.

(xvii) "Proper Instructions" - any direction to take or not to take action in respect of Property (including cash) or Investments which the Custodian reasonably believes to be sent by an authorized person and to be genuine. Proper Instructions may be


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

          sent via the media set forth in Section 6 hereof or as otherwise agreed between the Custodian and the Fund.

(xviii) "Property" - shall have the meaning ascribed to it in Section 1 hereof.

(xix)     "Securities Accounts" - shall have the meaning ascribed to it in
          Section 4 hereof.

(xx) "Securities Depository" - a generally recognized book-entry system or a clearing agency which acts as a securities depository in any country in which securities are maintained under this Agreement and with which the Custodian or a Subcustodian may maintain securities or other Property owned by or held on behalf of the Fund, pursuant to the provisions hereof, including Euroclear and Cedel.

(xxi)     "Segregated Accounts" - shall have the meaning ascribed to it in
          Section 4.2(d) hereof.

(xxii)    "Subcustodian" - shall mean any subcustodian appointed pursuant to
          Section 7 of this Agreement.

(xxiii) "Voluntary Corporate Actions" - corporate actions (as further described in Section 8.4) in respect of portfolio securities of the Fund which require an investment decision.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND. The Fund represents and warrants that the execution, delivery and performance by the Fund of this Agreement are within the Fund's corporate, trust or other constitutive powers, have been duly authorized by all necessary corporate, trust or other appropriate action under its constitutive documents, and do not contravene or constitute a default under any provision of applicable law or regulation or of the constitutive documents of the Fund or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund. The Fund agrees to inform the Custodian reasonably promptly if any statement set


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

forth in this Section 3 or elsewhere made by the Fund in this Agreement ceases to be true and correct. The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, other security devices or statements of account with which the Custodian provides it. If and when applicable, the Fund shall execute a license agreement or sublicense agreement governing its use of any electronic instruction system proprietary to the Custodian or an affiliate of the Custodian or proprietary to a third party which has licensed such system to the Custodian or an affiliate of the Custodian.

     The Fund hereby represents and warrants that it has disclosed appropriately and adequately, or will appropriately and adequately disclose, all material investments risks, including without limitation those relating to the custody, settlement or servicing of foreign securities in the markets in which the Fund invests or intends to invests, to the shareholders or other investors in the Fund or to other persons who have property or contractual rights to or interests in the assets of the Fund which are the subject of this Custodian Agreement.

4. SECURITIES ACCOUNT. The Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, securities accounts (the "Securities Account") and authorizes the Custodian to deposit or record, as the case may be, in such Securities Account the Fund's Property delivered to and accepted by the Custodian, or such other Investments as the Fund requests the Custodian to record by notation only. The Custodian shall keep safely all Property delivered to it. In the event of a loss of a security for which the Custodian would be liable under the provisions of this Agreement, the Custodian shall be responsible for either replacing the security or for reimbursing the Fund the value of the security [as of the date the loss is first discovered by the Fund or the Custodian]. The Securities Account shall be maintained in the manner and on the terms set forth below.


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

(All references in this Section to the Custodian shall include a Subcustodian, Securities Depository or any agent of the Custodian.)

     4.1  MANNER OF HOLDING OR RECORDING SECURITIES AND OTHER INVESTMENTS -

          (a) SECURITIES REPRESENTED BY PHYSICAL CERTIFICATES - Securities represented by share certificates or other instruments may be held in registered or bearer form (i) in the Custodian's vault, (ii) in the vault of a Subcustodian or other agent of the Custodian, (iii) in an account maintained by the Custodian or a Subcustodian at a Securities Depository, or (iv) in accordance with customary market practice in the Custodian's discretion (x) in the country in which settlement is to occur or (y) for the particular security in respect of which settlement is instructed.

          Securities held at a Subcustodian will be held subject to the terms of the Subcustodian Agreement in effect between the Custodian and the Subcustodian and may be held in Omnibus Accounts.

          Securities held in a Securities Depository will be held subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian. Such securities shall be held (i) in an account which contains only assets of the Custodian held as custodian or otherwise on behalf of others if such account is maintained by the Custodian with a Securities Depository (unless market practice or Securities Depository rules and regulations require the Custodian also to hold its own assets in such account), or (ii) in an account which contains only assets of the Subcustodian or other agent held as custodian or otherwise on behalf of others if such account is maintained by the Subcustodian or other agent with a Securities Depository (unless market practice or Securities

     Depository rules and regulations require a Subcustodian also to hold its own assets in such account).

          Registered securities of the Fund may be registered in the name of the Custodian, the Fund or a nominee of either of them and may be held in any manner set forth above, with or without any indication of fiduciary capacity, provided that securities are held in an account of the Custodian or a Subcustodian containing only assets of the Fund or only assets held by the Custodian or a Subcustodian as custodian for its customers or are otherwise held on behalf of others.

          (b) SECURITIES REPRESENTED BY BOOK-ENTRY - Securities represented by book-entry on the books of the issuer, a registrar, a clearing agency or other agent of the issuer (a "Book-Entry Agent") may be so held in an account of the Custodian or a Subcustodian or other Agent maintained with such Book-Entry Agent provided such account contains only assets of the Fund or only assets held as custodian for customers or are otherwise held on behalf of others.

          (c) OTHER INVESTMENTS - At the specific request of the Fund, the Custodian may note on its records Investments owned by the Fund that are not represented by physical securities or by book-entry, including without limitation Derivative Instruments and Commodities. The Fund acknowledges that such notation is for recordkeeping purposes only, that the Custodian may not be able to exercise control over such Investments and that such Investments may represent contractual rights of the Fund which the Custodian cannot enforce. The Fund shall be responsible for requesting that any statements applicable to such Investments, including brokerage statements, be sent to the Custodian.


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

     4.2 POWERS AND DUTIES OF THE CUSTODIAN WITH RESPECT TO THE SECURITIES ACCOUNT - The Custodian shall have the following powers and duties with respect to the Securities Account:

          (a) PURCHASES - Upon receipt of Proper Instructions, insofar as funds are available or as funds are otherwise provided by the Custodian at its discretion pursuant to Section 11 hereof for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made (i) upon receipt of the securities by the Custodian, by a clearing corporation of a securities exchange of which the Custodian or a Subcustodian is a member, or by a Securities Depository, or (ii) otherwise in accordance with (A) governmental regulations, (B) rules of Securities Depositories or other U.S. or foreign clearing agencies, (C) generally accepted trade practice in the applicable local market, (D) the terms of the instrument representing the security, or (E) the terms of Proper Instructions.

          (b) SALES - Upon receipt of Proper Instructions, to make delivery of securities which have been sold for the account of the Fund (i) against payment therefor in cash, by check or by bank wire transfer; (ii) by credit to the account of the Custodian or Subcustodian with a clearing corporation of a securities exchange of which the Custodian or a Subcustodian is a member; (iii) by credit to the account of the Custodian or Subcustodian with a Securities Depository; or (iv) otherwise in accordance with (A) governmental regulations, (B) rules of Securities Depositories or other U.S. or foreign clearing agencies, (C) generally accepted trade practice in the applicable local market, (D) the terms of the instrument representing the security, or (E) the terms of Proper Instructions.

          (c) OTHER TRANSFERS - To deliver Property of the Fund to a Subcustodian, another custodian or another third party as necessary to effect transactions authorized by Proper Instructions, and upon receipt of Proper


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

     Instructions, to make such other disposition of Property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall state the amount of Property to be delivered and the name of the person or persons to whom delivery is to be made.

          (d) FUTURES; OPTIONS; SEGREGATED ACCOUNTS - Upon the receipt of Proper Instructions and the execution of any agreements relating to margin in respect of a Derivative Instrument or Commodity ("Margin Agreements"), to establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund in accordance with the terms of such Margin Agreements and any Proper Instructions ("Segregated Accounts").

          Upon receipt of Proper Instructions or upon receipt of instructions given pursuant to any Margin Agreement, or pursuant to the terms of such Agreement, the Custodian shall (i) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale of such Derivative Instruments or Commodities by the Fund; (ii) deposit and maintain, pursuant to a Margin Agreement, in a segregated account, either physically or by book-entry in a Securities Depository, for the benefit of any futures commission merchant ("Margin Account"), or pay pursuant to Proper Instructions to such broker, dealer or futures commission merchant, such securities, cash or other assets as are designated by the Fund as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any Derivative Instrument or Commodity, in accordance with the provisions of any Margin Agreement relating thereto; and (iii) otherwise pay, release and/or transfer


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

     securities, cash or other assets into or out of such Margin Accounts only in accordance with the provisions of any such Margin Agreement. The Custodian shall not be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements or for the performance of the other terms of any agreement relating to a Derivative Instrument or Commodity.

          Notwithstanding anything in this Agreement to the contrary, the Fund agrees that the Custodian's responsibility for any Derivative Instruments and Commodities shall be limited to the exercise of reasonable care with respect to any confirmations or other documents evidencing the purchase or sale of such Derivative Instrument by the Fund which the Custodian receives.

          (e) STOCK LENDING - Upon receipt of Proper Instructions, to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing.

          (f) NON-DISCRETIONARY DETAILS - Without the necessity of express authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, cash or other Property of the Fund held by the Custodian except as otherwise directed from time to time by the Directors or Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

     4.3 CORPORATE ACTIONS - Unless the Custodian receives timely Proper Instructions to the contrary, the Custodian will perform or will cause the Subcustodian to perform the following:

          (i) exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan;

          (ii) surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, the Fund or a nominee of either of them, as permitted by Section 4.1(a); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness;

          (iii) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, and deposit securities upon invitations for tenders thereof;

          (iv) take all necessary action to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and promptly notify the Fund of such action, and collect all stock dividends, rights and other items of like nature;

          (v) collect amounts due and payable to the Fund with respect to portfolio securities of the Fund, and promptly credit to the account of the Fund all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund, provided that the Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities that are in default;

          (vi) endorse and deliver any instruments required to effect collection of any amount due and payable to the Fund with respect to securities; execute


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     ownership and other certificates and affidavits on the Fund's behalf for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of the Fund, or in connection with the purchase, sale or transfer of such securities or other assets; and file any certificates or other affidavits for the refund or reclaim of foreign taxes paid;

          (vii) deliver to the Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

     In fulfilling the duties set forth above, the Custodian shall be responsible for sending to the Fund all information pertaining to the relevant terms of a corporate action which it in fact receives, provided that the Custodian shall not be responsible for incorrect information it receives, or information it has not received but should have received, from industry-accepted third-party securities information vendors.

     Notwithstanding any provision of this Agreement to the contrary, with respect to portfolio securities registered in so-called street name, the Custodian shall use reasonable efforts to collect cash or share entitlements due and payable to the Fund but shall not be responsible for its inability to collect such cash or share entitlements.


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     The Custodian shall only be responsible for acting on the Proper
Instructions of the Fund in respect of any Voluntary Corporate Action provided the Custodian has received a Proper Instruction requesting such action a reasonable time prior to expiration of the time within which action in respect of such Voluntary Corporate Action may be taken, in order to ensure that Custodian has sufficient time to take such action. The deadline for the acceptance of such instruction may be set forth by the Custodian in its communication of the terms of such action to the Fund and shall take into consideration delays which occur due to (i) the involvement of a Subcustodian, Securities Depository or other intermediary; (ii) differences in time zones; or
(iii) other factors particular to a given market, exchange or issuer.

     Any advance credit of cash or shares by the Custodian or a Subcustodian expected to be received as a result of any corporate event shall be subject to actual collection and may, when the Custodian deems such collection unlikely, be reversed by the Custodian upon written notice to the Fund. As used herein, an "advance credit of cash or shares" shall mean any credit of cash or shares to any account maintained hereunder prior to actual receipt and collection of such cash or shares in anticipation of a distribution expected to be received in the future.

5.   CASH ACCOUNTS.

     5.1 OPENING AND MAINTAINING CASH ACCOUNTS - Subject to the terms and conditions set forth in this Section 5, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars and in such other currencies as the Fund shall from time to time request or as are in the Custodian's discretion required in order for the Custodian to carry out the terms of this Agreement. The Custodian shall make payments from or deposits to any of said accounts

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upon its receipt of Proper Instructions from the Fund providing sufficient details to effect such transaction.

     Cash accounts opened on the books of the Custodian ("[       ]
Accounts") shall be opened in the name of the Fund. Subject always to the provisions of Section 10 hereof, the Custodian shall be liable for repayment of any and all deposits carried on its books as principal, whether denominated in United States Dollars or in other currencies.

     Cash accounts opened on the books of Subcustodians appointed pursuant to
Section 7 hereof may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally ("Agency Accounts"). Such deposits shall be treated as portfolio securities, and accordingly the Custodian shall be responsible for the exercise of reasonable care in respect of the administration of such Agency Accounts but shall not be liable for their repayment in the event the Subcustodian fails to make repayment (including in the event of the Subcustodian's bankruptcy or insolvency). Both
[       ] Accounts and Agency Accounts shall have the benefit of the provisions of Section 10 of this Agreement.

     The Fund bears all risks of holding or transacting in any currency.
Any credit made to any Agency or [       ] Account shall be provisional and
may be reversed by the Custodian in the event such payment is not actually collected.

     The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the
country (i) in which such [       ] or Agency Accounts are maintained or (ii)
in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any

Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to (i) an act of war, insurrection or civil strife; or (ii) an action by a foreign government or instrumentality, whether de jure or de facto, in the country in which the branch is located preventing such repayment, unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances.

     All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

     5.2 FOREIGN EXCHANGE TRANSACTIONS - The Custodian shall, pursuant to Proper Instructions, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or banking institution with which the contract or option is made and the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions as the Custodian may receive. In connection with such transactions, the Custodian is authorized to make free outgoing payments of cash in the form of U. S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

     Foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), other than those executed with the Custodian as principal, but including those executed with Subcustodians, shall be deemed to be portfolio securities of the Fund and accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Proper Instructions subject to the fourth paragraph of this Section 5. The Custodian shall not be responsible for the failure of any counterparty in such agency transaction to perform its obligations thereunder.

     Alternatively, such transactions may be undertaken by the Custodian as principal, if instructed by the Fund and accepted by the Custodian, which instructions may be in the form of a standing instruction.

     The obligations of the Custodian in respect of all foreign exchange transactions shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

     5.3 DELAYS - In the event a delay is caused by the negligence or willful misconduct of the Custodian in carrying out a Proper Instruction to transfer cash in connection with any transaction referred to in Section 5.1 or 5.2 above, the Custodian shall be liable to the Fund for interest to be calculated at the rate customarily paid by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

6. PROPER INSTRUCTIONS. Proper Instructions shall include, in the following order of the preferred method of giving such instructions, authenticated electromechanical communications including direct electronic transmissions, authenticated SWIFT and tested telex, including Electronic Instructions as described in Section 8.3,; a written request signed by two or more authorized persons as set forth below; telefax transmissions; and oral instructions, including telephone. Proper Instructions may also include such other methods of communicating Proper Instructions as the parties hereto may from time to time agree. Each of the first four methods of communicating Proper Instructions is described and defined below and may from time to time be described and defined in written operating memoranda between the Custodian and the Fund. The Custodian is hereby authorized to act on instructions sent via any of the foregoing methods from any director, employee or officer of the Fund or from the Investment Adviser or other agent of the Fund as the Fund shall from time to time instruct.

     Authenticated electro-mechanical communications shall include communications effected directly between electromechanical or electronic devices or systems, including authenticated SWIFT and tested telex transmissions, and other forms of communications involving or between such electro-mechanical or electronic devices or systems as the parties may from time to time agree upon in writing. In the event media other than tested telex transmissions are agreed upon, the Custodian may in its discretion require that the Fund, its Investment Adviser or other agent and the Custodian enter into certain operating memoranda which shall set forth the media through which such Proper Instructions shall be transmitted and the data which must be included in such Proper Instructions in order for such instructions to be complete. Once such operating memoranda shall have been instituted, the Fund, its Investment Adviser or other Agent shall be responsible for sending instructions which meet the requirements set forth in such operating memoranda and the Custodian shall only be responsible for acting on instructions which meet such requirements. The Custodian shall not be liable for damages of any kind, including direct or consequential losses resulting from technological or equipment failures or communications system failures of any kind in respect of instructions sent or attempted to be sent via electromechanical communications.

     A written request signed by two or more authorized persons shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund by two or more persons as the Directors or Trustees of the Fund shall have from time to time authorized, or by such other written procedure as the Custodian and the Fund shall from time to time agree in writing. Those persons authorized to give Proper Instructions may be identified by the Directors or Trustees by name, title or position (including any of its directors, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Fund to the Custodian) and will include at least one officer empowered by the Directors or Trustees to name other individuals or entities who are authorized to give Proper Instructions on behalf of the Fund.

     Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the persons referred to in the preceding paragraph and will be considered Proper Instructions if the Custodian believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.

     With respect to telefax transmissions, the Fund and the Custodian hereby acknowledge that receipt of legible instructions cannot be assured, and that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed. Accordingly, the Custodian shall not be responsible for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions.

     Oral instructions will be confirmed by authenticated electro-mechanical communications or written instructions in the manner set forth above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund hereby authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its Directors, Trustees, employees or agents or any Investment Adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Fund to the Custodian).

     Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     The Custodian shall not be responsible for its failure to act on any instruction received from the Fund which the Custodian in good faith believes does not meet the requirements set forth herein.

7. AUTHORITY TO APPOINT SUBCUSTODIANS AND AGENTS AND TO UTILIZE SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 7, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians.

     The Custodian may deposit and/or maintain Property of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible foreign custodian" under Rule 17f-5 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-5") or which by order of the Securities and Exchange Commission is exempted therefrom. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Property of the Fund in any Securities Depository in the United States, including The

Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. Notwithstanding anything in this Agreement to the contrary, any Property held in a Securities Depository, whether or not the Custodian is a direct participant or member, will be held subject to the rules, regulations, operating memoranda or other conditions of participation in such Securities Depository.

     The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding Property of the Fund in the United States. Additionally, the Custodian may, at any time and from time to time, appoint (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding Property of the Fund outside the United States. Any bank, trust company or other entity appointed pursuant to the foregoing provisions shall be a Subcustodian.

     Prior to the appointment of any Subcustodian for purposes of holding Property of the Fund outside the United States, the Custodian shall have obtained written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (i) the identity of a Subcustodian, (ii) the country or countries in which, and the Securities Depositories, if any, through which, any proposed Subcustodian is authorized to hold Property of the Fund, and (iii) the subcustodian agreement which shall govern such appointment. Each such duly approved Subcustodian and the countries where and

Securities Depositories through which they may hold Property of the Customer shall be listed on Appendix A attached hereto as the same may from time to time be amended. The Custodian may, at any time in its discretion, remove any Subcustodian that has been appointed as such but will promptly notify the Fund of any such action.

     The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

     With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or clearing agency), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (i) governmental regulations, (ii) rules of Securities Depositories and clearing agencies, (iii) generally accepted trade practice in the applicable local market, (iv) the terms of the instrument representing the security, or (v) the terms of Proper Instructions.

     In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent shall not relieve the Custodian of any of its responsibilities under this Agreement.

8. REPORTING; RECORDS. The Custodian shall have and perform the following duties with respect to recordkeeping.

     8.1 RECORDS - The Custodian shall create, maintain and retain such records relating to its activities and obligations under this Agreement as will enable the Custodian to comply with its obligations hereunder and as are customarily maintained by a professional custodian.

     8.2 ACCESS TO RECORDS - The books and records maintained by the Custodian pursuant to this Section 8 shall at reasonable times during the Custodian's regular business hours be open to inspections and audit by the auditors and by employees and agents of the Fund provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records and such rules as may be reasonably imposed by the Custodian.

     8.3 ELECTRONIC RECORDS AND COMMUNICATIONS - The Custodian may make any of its records available to the Fund or its Investment Adviser via electronic reporting which may include without limitation on-line software systems ("Electronic Reports"). The Fund understands that such Electronic Reports may include data provided to the Custodian by outside sources which may not have been independently verified by the

Custodian and is subject to change. Accordingly, the Custodian shall not be liable for inaccuracies, errors or incomplete information furnished by such sources.

     The Custodian may also make available to the Fund or its Investment Adviser certain software to be used to initiate payment and securities transfer instructions, affirm brokerage transactions reported through the Institutional Delivery System or initiate other transaction instructions for the Custodian's processing ("Electronic Instructions").

     The Fund agrees that it shall be responsible for protecting and maintaining the confidentiality and security of any codes assigned in respect of the Fund's or its Investment Adviser's access to such Electronic Reports or Electronic Instructions and that any instructions received through such system using the client code assigned to the Fund shall be deemed to have originated from or on behalf of the Fund and to be Proper Instructions.

     The Custodian shall not be responsible for information added to, changed or omitted by electronic programming malfunction, unauthorized access or other failure of such systems unless such actions are the direct result of the Custodian's negligence, bad faith or willful malfeasance.

     8.4 REVIEW OF RECORDS - The Fund agrees to examine all records howsoever produced or transmitted promptly upon receipt thereof and to notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error to the Custodian within a reasonable period of time after its receipt thereof, such records shall be deemed true and accurate.

     8.5 APPOINTMENT AS RECORDKEEPING AND NET ASSET VALUE CALCULATION AGENT - The Custodian is hereby appointed recordkeeping and net asset value calculation agent responsible for creating, maintaining and retaining such records relating to its obligations under this Agreement as are required under the 1940 Act (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder). All such records will be the property of the Fund.

     The Custodian shall compute and determine the net asset value per share of the Fund as of the close of business on the New York Stock Exchange on each day on which such Exchange is open, unless otherwise directed by Proper Instructions. Such computation and determination shall be made in accordance with (1) the provisions of the Fund's Declaration of Trust or Certificate of Incorporation and By-Laws, as they may from time to time be amended and delivered to the Custodian, (2) the votes of the Board of Trustees or Directors of the Fund at the time in force and applicable, as they may from time to time be delivered to the Custodian, and (3) Proper Instructions. On each day that the Custodian shall compute the net asset value per share of the Fund, the Custodian shall provide the Investment Adviser with written reports which the Investment Adviser will use to verify that portfolio transactions have been recorded in accordance with the Fund's instructions and are reconciled with the Fund's trading records.

     In computing the net asset value, the Custodian may rely upon any information furnished by Proper Instructions, including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Fund, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund, including those listed in Appendix B. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.) The Fund may instruct the Custodian to utilize a particular source for the valuation of a specific Security or other Property and the Custodian shall protected in utilizing the valuation provided by such source without further inquiry in order to effect calculation of the Fund's net asset value. [Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be responsible for the failure of the Fund or the Investment Adviser to provide the Custodian with Proper Instructions regarding liabilities which ought to be included in the calculation of the Fund's net asset value.]

     In like manner, the Custodian shall compute and determine the net asset value as of such other times as the Board of Trustees or Directors of the Fund from time to time may reasonably request.

     Notwithstanding any other provisions of this Agreement, including Section 10.1, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this Section 8.5: The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 8.5, but shall not be held accountable or liable for any losses or damages the Fund or any shareholder or former shareholder of the Fund or any other person may suffer or incur arising from or based upon errors or delays in the determination of such net asset value resulting from any event beyond the reasonable control of the Custodian unless such error or delay was due to the Custodian's negligence or reckless or willful misconduct in determination of such net asset value. (The parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value may, but does not in and of itself, constitute negligence or reckless or willful misconduct.) In no event shall the Custodian be liable or responsible to the Fund, any present or former shareholder of the Fund or any other person for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit. The Custodian's liability for any such negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited exclusively to the direct, out-of-pocket loss the Fund, shareholder or former shareholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value, and any expenses the Fund shall incur in connection with correcting the records of the Fund affected by such error (including charges made by the Fund's registrar and transfer agent for making such corrections) or communicating with shareholders or former shareholders of the Fund affected by such error.

     Without limiting the foregoing, the Custodian shall not be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a source which the Custodian was authorized pursuant to the third paragraph of this Section 8.5 to rely upon, (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources authorized pursuant to that third paragraph, [or (iii) relevant information known to the Fund or the Investment Adviser which would impact the calculation of net asset value but which is not communicated by the Fund or the Investment Adviser to the Custodian.]

     In the event of any error or delay in the determination of such net asset value for which the Custodian may be liable, the Fund and the Custodian will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the

Custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. Such actions might include the Fund or the Custodian taking reasonable steps to collect from any shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Custodian, the Fund and the Custodian will consider such relevant factors as the amount of the loss involved, the Fund's desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

9. RESPONSIBILITY OF CUSTODIAN. In carrying out the provisions of this Agreement, the Custodian shall be held to the exercise of reasonable care, provided that the Custodian shall not thereby be required to take any action which is in contravention of any law, rule or regulation or any order of any court of competent jurisdiction. As used in this Agreement, "reasonable care" shall mean the level of care which a professional custodian providing custody services to institutional investors would provide in light of the circumstances and events which reasonably influence its performance in the market where the securities are held or the transaction is effected, including without limitation local market practices relating to securities settlement and safekeeping, and "negligence" shall mean the failure to exercise reasonable care as herein defined. The Custodian shall, subject to the provisions set forth in Sections 9 and 10 hereof, be responsible to the Fund for any direct loss or damage (without taking into account special circumstances) which the Fund incurs by reason of the Custodian's negligence, bad faith or willful malfeasance.

     With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or foreign clearing agency), including demand deposits, currencies or other deposits and foreign exchange contracts as referred to herein, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement.

     With respect to the securities, cash and other Property of the Fund held by a Securities Depository utilized by the Custodian or any Subcustodian or any agent of the Custodian, the Custodian shall not be liable for the acts and omissions of such Securities Depository unless and only to the extent that such Securities Depository is liable to the Custodian and the Custodian recovers from such Securities Depository, provided always that the Custodian shall be liable to the Fund only for any direct loss or damage to the Fund resulting from use of the Securities Depository if caused by the negligence, bad faith or willful malfeasance of the Custodian.

     The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominees breach of the relevant standard of conduct set forth herein. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

10.  LIMITATIONS TO CUSTODIAN'S RESPONSIBILITY.

     10.1 LIABILITY IN GENERAL - Except as otherwise provided in this Agreement, the Custodian shall be responsible for loss or damage which the Fund may incur by reason of the Custodian's negligence, bad faith or willful malfeasance, PROVIDED ALWAYS that such loss or damage shall be limited to direct damages incurred by the Fund without taking into account special circumstances, and PROVIDED FURTHER that the Custodian shall in no event be liable for indirect or consequential damages or for loss of goodwill, even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

     10.2 LIABILITY OF THE CUSTODIAN WITH RESPECT TO PROPER INSTRUCTIONS; EVIDENCE OF AUTHORITY; ETC. - The Custodian shall not be liable for, and shall be indemnified by the Fund for losses or damages incurred or assessed against the Custodian as a result of, any action taken or omitted in reliance upon Proper Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine.

     The Custodian shall be entitled, at the expense of the Fund, to receive and act upon advice of (a) its own counsel or counsel which it selects, (b) counsel for the Fund, or (c) such other counsel as the Fund and the Custodian may agree upon, with respect to all matters. The Custodian shall be without liability for any action taken or omitted pursuant to such advice.

     10.3 TITLE TO SECURITIES, FRAUDULENT SECURITIES - So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     10.4 FORCE MAJEURE - Notwithstanding any other provision contained herein, the Custodian shall not be liable for any action taken, or for any failure to take any action required to be taken hereunder, or otherwise for its failure to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other equipment failure, malfunction or failure caused by computer virus, failure or malfunctioning of any communications medium for whatever reason, interruption (whether partial or total) of power supplies or other utility service, strike or other stoppage (whether partial or total) of labor, market conditions which prevent the orderly execution of securities transactions or affect the value of Property, any law, decree, regulation or order of any government or governmental body, de facto or de jure (including any court or tribunal), rules or regulations of any Securities Depository or clearing agency or any other cause whatsoever (whether similar or dissimilar to the foregoing) beyond its control or the control of its Subcustodian or other agent (collectively, "Force Majeure").

     10.5 SOVEREIGN RISK - Without limiting the generality of the foregoing
Section 10.4, the Custodian shall not be liable for any losses resulting from a Sovereign Risk. As used herein, a Sovereign Risk shall mean any act of war, terrorism, riot, insurrection or civil commotion; the imposition of exchange control restrictions; confiscation, expropriation or nationalization of any property including without limitation cash, cash equivalents, securities or the assets of any issuer of securities by any governmental or quasi-governmental authority (including without limitation those authorities which are judicial, legislative, executive, military or religious in nature), whether de facto or de jure; currency devaluation or revaluation; the imposition of taxes, levies or other charges affecting the Fund's property, or any other political risk (whether similar or dissimilar to the foregoing) incurred in respect of the country in which the issuer of such securities is organized or in which such securities are held or such payments are held or effected.

     10.6 CURRENCY RISKS - The Fund bears all risks of holding or transacting in any currency. Without limiting the generality of the foregoing, the Fund bears all risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens on or costs relating to the transfer by or for the account of the Fund of securities, cash or currency held outside the United States or denominated in a currency other than U. S. dollars or on the conversion of any currency so held. The Custodian shall in no event be obligated to substitute another currency (including U.S. dollars) for a currency whose transferability, convertibility or availability has been affected by any such law, regulation, rule or procedure.

     10.7 INVESTMENT RISKS NOT ASSUMED BY CUSTODIAN - The Custodian shall have no liability in respect of any loss or damage suffered by the Fund, insofar as such loss or damage arises from commercial or other investment risks inherent in investing in capital markets or in holding securities in a particular jurisdiction or country including without limitation: (i) political, legal, economic, settlement and custody infrastructure, exchange rate and currency risks; (ii) investment and repatriation restrictions; (iii) the Fund's or Custodian's inability to protect and enforce any local legal rights including rights of title and beneficial ownership; (iv) corruption and crime in the local market; (v) unreliable information which emanates from the local market; (vi) volatility of banking and financial systems and infrastructure; (vii) bankruptcy and insolvency risks of any and all local banking agents, counterparties to cash and securities transactions or registrars or transfer agents; (viii) risk of issuer insolvency or default; and (ix) market conditions which prevent the orderly execution of transactions or the value of assets.

     10.8 INVESTMENT LIMITATIONS - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund or any Investment Adviser of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.

     10.9 FOREIGN OWNERSHIP LIMITATIONS - The Fund shall be responsible for monitoring foreign ownership limitations in any markets in which it invests.

     10.10 RESTRICTED SECURITIES - The Custodian shall only be responsible for notifying the Fund of any restrictions on the transfer of securities held in the Securities Account of which the Custodian is in fact aware. In no event shall the Custodian be responsible for the inability of a Fund to sell or transfer restricted securities or for delays incurred in the sale or transfer of restricted securities if such inability or delay is the result of the terms of the security itself, actions of the issuer, its counsel or other representative (including without limitation its registrar), or limitations due to laws, regulations or other applicable rules. The Custodian shall only be responsible for transmitting information to the Fund as to those corporate actions in respect of restricted securities which it in fact receives.

     10.11 MARKET INFORMATION - The Custodian may in its discretion make market information available to the Fund. This service is for informational purposes only and is not to be construed as a recommendation to buy or sell a particular security, to invest or not to invest in a particular country, or to take any action whatsoever. Although information reported therein is believed to be accurate, the Custodian does not represent or warrant its accuracy or completeness. The Fund accordingly acknowledges that the Custodian provides market information on a best efforts basis and recognizes its responsibility to consult with its own independent sources before making any investment or other decisions.

11. ADVANCES AND SECURITY FOR ADVANCES. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds from
any [       ] or Agency Account on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, whether known at that time or subsequently determined, insufficient funds held by the Custodian or any Subcustodian, Securities Depository, or otherwise on behalf of the Fund, or if the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (collectively a "Liability"), the Custodian may, in its discretion without further Proper Instructions, provide or authorize an advance ("Advance") for the account of the Fund in an amount sufficient to satisfy such Liability or to allow the settlement or completion of the transaction by reason of which such payment or transfer of funds is to be made. Any Advance shall be payable on demand made by the Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund at a rate agreed upon from time to time by the Custodian and the Fund or otherwise at the rate the Custodian customarily charges on loans to customers. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. If the Custodian shall make or authorize any Advance to the Fund or incur any Liability, then in such event any property at any time held for the account of the Fund by the Custodian, a Subcustodian, a Securities Depository or otherwise ("Collateral") shall be security for such Liability or for such Advance and the interest thereon, and if the Fund shall fail to pay such Advance or interest when due or shall fail to reimburse or indemnify the Custodian promptly in respect of a Liability, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's property,
including securities and balances in any [       ] or Agency Account, to the
extent necessary (which shall include the right to sell or assign securities or otherwise assign its security interest to third parties) to obtain repayment, reimbursement or indemnification.

     For purposes of this Section 11, all such Collateral shall be treated as financial assets credited to securities accounts under revised Articles 8 and 9 of the Uniform Commercial Code (1994), whether such Articles have in fact been adopted in the jurisdiction in which the securities are held or the Advance is granted. Accordingly, with respect to any Collateral, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary for the Fund under the Uniform Commercial Code as revised.

     Deposits maintained in Agency Accounts and [       ] Accounts (including
all accounts denominated in any currency) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian or any Subcustodian hereunder. Accordingly, balances in all
such Agency and [       ] Accounts shall at all times be available for
satisfaction of the Fund's obligations under this Agreement to the Custodian or any of its Subcustodians or agents including without limitation any Advances incurred pursuant to this Section.

12. COMPENSATION. The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all out-of-pocket expenses for which the Custodian is to be reimbursed, shall be billed to the Fund and be paid by cash or wire transfer to the Custodian.

13. TERMINATION. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive, prior to delivery of the securities, cash and other Property held by it, payment of all accrued fees and unreimbursed expenses and all Advances and Liabilities, upon receipt by the Fund of a statement setting forth such fees, expenses, Advances and Liabilities.

     In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other Property owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

14. MISCELLANEOUS. The following miscellaneous provisions shall govern the relationship between the parties --

     14.1. EXECUTION OF DOCUMENTS, ETC. Upon request, the Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to the Fund under this Agreement or any applicable subcustodian agreement with respect to the Fund.

     14.2. ENTIRE AGREEMENT - This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to custody of the Fund's Property.

     14.3. WAIVERS AND AMENDMENTS - No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; PROVIDED HOWEVER any appendix or addendum to this Agreement may be added or amended from time to time by the Fund's execution and delivery to the Custodian of such additional or amended appendix or addendum, in which case the terms thereof shall take effect immediately upon execution by the Custodian or otherwise as set forth in this Agreement.

     14.4. INTERPRETATION - In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to the Fund as may be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     14.5. CAPTIONS - Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

     14.6.  GOVERNING LAW - The provisions of this Agreement shall be construed
in accordance with and governed by the laws of the State of [         ] without
giving effect to principles of conflicts of law. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the State of [ ] and
the federal courts located in [             ].

     14.7 NOTICES - Except in the case of Proper Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, such notice or other writing shall also be mailed postage prepaid) to the parties at the following addresses:

     (a)  If to the Fund:

     (b)  If to the Custodian:
          [       ]
or to such other address as the Fund or the Custodian may have designated in writing to the other.

     14.8. ASSIGNMENT - This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither the Custodian nor the Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     14.9. COUNTERPARTS - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

     14.10. CONFIDENTIALITY; SURVIVAL OF OBLIGATIONS - The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


     [         ]                   [             ]


By ____________________________    By  ____________________________
   Name:                               Name:
   Title:                              Title:

                      AMENDMENT TO THE CUSTODIAN AGREEMENT



     AMENDMENT entered into as of this _____ day of  ____________, 1997 to the
Custodian Agreement between _________________________(the "Fund") and [       ]
(the "Custodian") dated as of ____________________(the "Agreement").

     In consideration of the Custodian's offering subcustodial services to the Fund in Russia, the Fund and the Custodian agree that the Agreement is hereby amended as follows:

     1. Section 4. SECURITIES ACCOUNT is amended by the addition of the following phrase at the end of said Section:

     "provided, however, that the Custodian's responsibility for safekeeping equity securities of Russian issuers ("Russian Equities") hereunder shall be limited to the safekeeping of relevant share extracts from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a "Registrar") indicating an investor's ownership of such securities (each a "Share Extract")."

     2. Section 4.1 (b) SECURITIES REPRESENTED BY BOOK-ENTRY, is amended by the addition of the following at the end of said Section:

     "However, with respect to Russian Equities, the Custodian shall instruct a Subcustodian to endeavor to assure that registration thereof shall be reflected on the books of the issuer's Registrar, subject to the following conditions, but shall in no event be liable for losses or costs incurred as a result of delays or failures in the registration process, including without limitation the inability to obtain or enforce relevant Share Extracts. Such registration may be in the name of a nominee of a Subcustodian. In the event registration is in the name of a Fund, such Fund hereby acknowledges that only the Custodian or Subcustodian may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered.

     A Subcustodian may from time to time enter into contracts with Registrars with respect to the registration of Russian Equities ("Registrar Contracts"). Such Registrar Contracts may provide for (i) regular share confirmations by the Subcustodian, (ii) reregistrations within set timeframes, (iii) use of a Subcustodian's nominee name, (iv) direct access by auditors of the Subcustodian or its clients to share registers, and (v) specification of the Registrar's responsibilities and liabilities. It is hereby acknowledged and agreed that the Custodian does not represent or warrant that such Registrar Contracts are enforceable.

     If the Fund instructs the Custodian to settle a purchase of a Russian Equity, the Custodian will instruct a Subcustodian to endeavor on a best efforts basis to reregister the Russian Equity and obtain a Share Extract in a timely manner.

     After completion of reregistration of a Russian Equity in respect of which a Subcustodian has entered into a Registrar Contract, the Custodian shall instruct the Subcustodian to monitor such registrar on a best efforts basis and to notify the Custodian upon the Subcustodian's obtaining knowledge of the occurrence of any of the following events ("Registrar Events"): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to register securities in the name of a particular purchaser and the purchaser or seller has alleged that the registrar's refusal to so register was unlawful; (iii) a Registrar holds for its own account shares of an issuer for which it serves as registrar; (iv) if a Registrar Contract is in effect with a Registrar, the Registrar notifies the Subcustodian that it will no longer be able materially to comply with the terms of the Registrar Contract; or (v) if a Registrar Contract is in effect with a Registrar, the Registrar has materially breached such Contract. The Custodian shall inform the Funds of the occurrence of a Registrar Event provided the Custodian has in fact received actual notice thereof from the Subcustodian.

     It shall be the sole responsibility of the Fund to contact the Custodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of such issuer.

     If the Fund instructs the Custodian by Proper Instruction to settle a purchase of a Russian Equity in respect of which the Subcustodian has not entered into a Registrar Contract, then the Custodian shall instruct the Subcustodian to endeavor to settle such transaction in accordance with the Proper Instruction and with the provisions of Section 4.2 (a) of this Agreement, notwithstanding the absence of any such Registrar Contract and without the Custodian being required to notify the Fund that no such Registrar Contract is then in effect, and it being understood that neither the Custodian nor the Subcustodian shall be required to follow the procedure set forth in the second preceding paragraph."

     3. Section 4.2 (a) PURCHASES, is amended by the addition of the following at the end of said Section:

          "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Custodian, the Custodian shall only authorize a Subcustodian to make payment for purchases of Russian Equities upon receipt of the relevant Share Extract in respect of the Fund's purchases. With respect to securities other than Russian Equities, settlement of purchases shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. The Custodian shall only be responsible for securities purchased upon actual receipt of such securities at the premises of its Subcustodian, provided that the Custodian's responsibility for securities represented by Share Extracts shall be limited to the safekeeping of the relevant Share Extract upon actual receipt of such Share Extract at the premises of the Subcustodian."


     4. SECTION 4.2 (B) SALES- is amended by the addition of the following at the end of said Section:

          "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of sales of securities in Russia. Unless otherwise expressly instructed by Proper Instructions acceptable to the Custodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. The Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Custodian or pursuant to the Custodian's determination in its discretion that such delivery is in accordance with market practice. The Custodian shall not be responsible for any securities delivered from the premises of the Subcustodian from the time they leave such premises."


     5. SECTION 7 AUTHORITY TO APPOINT SUBCUSTODIANS AND AGENTS AND TO UTILIZE SECURITIES DEPOSITORIES is amended by the addition of the following at the end of the first paragraph of Section 7:

          "With respect to Russia, the Fund hereby expressly acknowledges that a Subcustodian for Russian securities may from time to time delegate any of its duties and responsibilities to any securities depository, clearing agency, share registration agent or sub-subcustodian (collectively, "Russian Agent") in Russia, including without limitation Rosvneshtorgbank (also called Vneshtorgbank RF) ("VTB"). The Fund acknowledges that the rights of the Subcustodian against any such Russian Agent may consist only of a contractual claim against the Russian Agent. Notwithstanding any provision of this

     Agreement to the contrary, neither the Custodian nor the Subcustodian shall be responsible or liable to the Fund or its shareholders for the acts or omissions of any such Russian Agent. In the event of a loss of securities or cash held on behalf of the Fund through any Russian Agent, the Custodian shall not be responsible to the Fund or its shareholders unless and to the extent it in fact recovers from the Subcustodian."

     6. SECTION 10.2 LIABILITY OF THE CUSTODIAN WITH RESPECT TO PROPER INSTRUCTIONS; EVIDENCE OF AUTHORITY; ETC. is amended by the insertion of the following at the end of the first paragraph of said Section:

          "It is also agreed that the Fund shall be responsible for preparation and filing of tax returns, reports and other documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received in respect thereof in Russia. Accordingly, the Fund hereby agrees to indemnify and hold harmless the Custodian from any loss, cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto."

     7. A new SECTION 15, RISK DISCLOSURE ACKNOWLEDGMENT, is added at the end of the present Section 14.10:

          "The Fund hereby acknowledges that it has received, has read and has understood the Custodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. The Fund further acknowledges that the Risk Disclosure Statement is not comprehensive, and warrants and represents to the Custodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund's constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund."

     Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.





     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                        [       ]


__________________________________      ___________________________________
Name:                                   Name:
Title:                                  Title:

                            RISK DISCLOSURE STATEMENT

     In connection with your consideration of investment in Russia, we bring to your attention the following risks which, although they exist in many markets around the world, we believe deserve special consideration in Russia.
 This list is not comprehensive and is intended only to highlight some of the risks inherent in investing in Russia which appear to be greater than those in other established markets. These risks include, without limitation:

POLITICAL AND ECONOMIC RISKS

There is no history of stability in this market and no guarantee of future stability. The emerging nature of the Russian political system in its current democratic form leaves it more vulnerable to break down in the event of economic instability or popular unrest. The dynamic nature of the political environment can make the future uncertain. The economic infrastructure is poor, and the country maintains a high level of external and internal debt. Tax regulations are ambiguous and unclear, and there is a risk of imposition of arbitrary or onerous taxes due to the lack of a fair and economically rational tax regime.

COMMERCIAL AND CREDIT RISKS

Banks and other financial systems are not well developed or regulated, and as a result tend to be untested and have low credit ratings. Organized crime and corruption are a feature of the business environment, and bankruptcy and insolvency are commonplace as businesses are learning how to cope in new conditions. In terms of cash, securities and other investment transactions, the risk of broker, counterparty and other third party default is high. The same holds true for issuers, where the risk of default is high. Insurance is expensive and difficult to obtain in light of the volatility of the commercial environment.

LIQUIDITY RISKS

Foreign investment is affected by restrictions in terms of repatriation and
convertibility of the currency.   The ruble is only convertible internally,
and the value of investments may be affected by fluctuations in available currency rates and exchange control regulations. The repatriation of profits may be restricted in some cases. Due to the undeveloped nature of the banking system, considerable delays can occur in transferring funds, converting rubles into other currencies and remitting funds out of Russia.

LEGAL AND REGULATORY RISKS

Russia's legal system is evolving and is not as developed as that of a western country. It is based on a civil code with no system of judicial precedents. The regulatory environment is sometimes uncertain since the total law can encompass the civil code, legislative laws, presidential decrees, and ministry resolutions. The code, laws, decrees, and resolutions ("Regulations") are promulgated at separate times and are not necessarily consistent. The issuance of Regulations does not always keep pace with market developments, thereby creating ambiguities and inconsistencies.

Regulations governing securities investment may not exist or may be interpreted and applied in an arbitrary or inconsistent manner. There may be a risk of conflict between the rules and regulations of the local, regional, and national governments. The concept of share ownership rights and controls may not be in place or be enforceable.
The independence of the courts from economic, political, or national influence is basically untested and the courts and judges are not experienced in business and corporate law. Foreign investors cannot be guaranteed redress in a court of law for a breach of local laws, regulations or contracts.

The securities market regulatory body, the Federal Commission on the Capital Market, was established in 1994 and is responsible for overseeing market participants, including registrars. However, the monitoring of and enforcement of the obligations of registrar companies is difficult due to geographic dispersion and inconsistent interpretation and application of regulations.

OPERATIONAL RISKS

SHAREHOLDER TITLE TO SECURITIES: Shareholder risk is a major risk for equity investment in Russia. For example, shares are dematerialized and the only legal evidence of ownership is the shareholder's name entered in the register of the company. The concept of fiduciary duty on the part of companies' management is generally non-existent. Therefore, shareholders may suffer a dilution or loss of investment, due to arbitrary changes in the shareholder register, with little or no recourse or redress available. Local laws and regulations may not prohibit or restrict a company's management from materially changing the company's structure without the consent of shareholders. Legislation prohibiting insider trading activities is rudimentary.

CLEARING AND SETTLEMENT: Settlements in Russia are non-DVP. For equity settlements, the payments are usually handled offshore in USD after the shares are reregistered on the books of the company or its registrar. However, the only evidence of the registration is a company "extract" which is a photocopy of the appropriate page from the register reflecting the new shareholder's name. The extract does not have a legal basis for establishing ownership in the event of a loss.

For Ministry of Finance (MinFin) bond settlements, payments are made offshore in USD upon settlement of the bearer bonds at Vneshtorgbank's (VTB) office in Moscow. If the bonds are transported between the local subcustodian and VTB, the investor is exposed to transportation risk as the MinFins are bearer bonds and are not replaceable in the event they are lost, stolen, or destroyed.

Foreign investors can also invest in treasury issues through the Moscow Interbank Currency Exchange (MICEX). These issues settle book-entry at MICEX in rubles only.

TRANSPARENCY: The rules regulating corporate governance may not exist or are underdeveloped and offer little protection to minority shareholders. Disclosure and reporting requirements are not to the expected level of most developed western nations. The accounting standards generally used in Russia are not international standards and in many cases may be a cash based, nonaccrual method of accounting. The quality, reliability, and availability of information on companies in Russia is lower than in most western markets.

     Because of these and other risks inherent in Russia, the custody services available in Russia are not of the same standard as those available
in developed markets.  As with all markets, [     ] must consider and accept
these risks when it decides to invest in the market. As you know, the risks associated with investing in emerging markets deserve special attention as they are considerably higher than those in more developed markets. This Risk Disclosure Statement should not be the sole source of information for risk with respect to the Russian market. We suggest that you review the market independently and consult with your own legal advisors.

                                                  March, 1997


Acknowledged:


_____________________________________
Name:
Title: